Exhibit 99.1

GoFish Relaunches as Betawave

Introduces New Model of Attention Based Media

SAN FRANCISCO--(BUSINESS WIRE)--Following a $22.5 million financing last month, GoFish Corporation reported today that it is relaunching as Betawave Corporation (OTCBB:GOFH) (www.betawave.com), the industry’s first attention based media company. The name change to Betawave, a cognitive term for the mind state of active concentration, reflects the company’s belief that consumer attention will become the new economic basis for brand media.

Betawave focuses exclusively on the highest attention span media environments as measured by time spent per month, time spent per page and receptivity to brand advertising. This approach, coupled with an emphasis on immersive advertising products, allows Betawave to weave brands into the fabric of consumer experiences and deliver measurable results that far exceed industry norms.

“Historically, the portals have been the only options for big brands to reach big audiences online,” says Betawave CEO, Matt Freeman. “Unfortunately, the portals have largely devolved into utility environments that offer reach rather than engagement – more tonnage than attention. We want to create an alternative for brand advertisers who are seeking both scale and attention – at a price that isn’t artificially inflated.”

Betawave’s transparent portfolio of casual gaming, virtual world, social play and entertainment publishers delivers scale with a unique monthly audience of 25 million domestically and 69 million worldwide, and attention with an average audience engagement of more than 54 minutes per month*.

As measured by minutes of consumer attention, Betawave is the world’s largest pure play digital media company for Youth (6-17) and Moms and a rapidly growing force in 18-34 demographics.

Betawave’s platform is specifically designed to support highly-innovative and entertaining campaigns (ones that consumers actually enjoy rather than ignore) like advergames, virtual world integrations, rich media and video at a level of scale and accountability that befits major marketers. “The basic idea is to aggregate audiences that are relaxed and paying attention, and then help brands make an attention grabbing contribution to that consumer experience,” says Mr. Freeman.

“We offer brand advertisers a simple solution based not just on how many people we reach, but on how much interest we generate,” concludes Mr. Freeman. “Brand advertisers deserve the same level of accountability as direct marketers. We are simply applying that same performance focus to brand-friendly media environments.”

Betawave Corporation (www.betawave.com) (OTCBB:GOFH), headquartered in San Francisco and New York with sales offices in Los Angeles and Chicago, is a leading entertainment and media company focused on brand immersion experiences that reach consumers in a deeply engaged state of mind. Betawave specializes in aggregating and distributing premium content on a large network of quality sites for which Betawave is the exclusive brand advertising monetization partner. The Betawave portfolio of publishers reaches over 25 million unduplicated online users domestically and 69 million worldwide.* It ranks as the third largest online U.S. youth opportunity and a top five ‘mom’ opportunity for blue-chip advertisers.

*Source: Comscore Media Metrix Media Trend (with duplication), December 2008.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements relating to Betawave’s expected growth in future periods and other statements identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Betawave to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. Discussion of factors affecting Betawave’s business and prospects is contained in Betawave’s periodic filings with the Securities and Exchange Commission. Betawave undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Betawave’s filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Contacts
Betawave Corporation
David Lorie, 415-738-8706
General Counsel (Investor Relations)
dlorie@betawave.com
or
George H. Simpson, 203-521-0352 (Press)
george@georgesimpson.com